UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2024

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41627	92-0318813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, NY		10121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	MSGE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2024, Madison Square Garden Entertainment Corp. (the “Company”) entered into a renewal employment agreement with James L. Dolan (the “Renewal Agreement”), effective July 1, 2024, the date immediately following the date the current employment agreement between the Company and Mr. Dolan will expire. The Renewal Agreement provides for Mr. Dolan’s continued employment as Executive Chairman and Chief Executive Officer of the Company.

Pursuant to the Renewal Agreement, effective July 1, 2024, Mr. Dolan will receive an annual base salary not less than $1,500,000 and, consistent with the current employment agreement, an annual target bonus opportunity equal to not less than 200% of his annual base salary. Consistent with the current employment agreement, Mr. Dolan is also eligible, subject to his continued employment by the Company, to participate in such long-term incentive programs that are made available in the future to similarly situated executives of the Company. Commencing with the fiscal year starting July 1, 2024, it is expected that Mr. Dolan will receive one or more annual long-term awards with an aggregate target value of not less than $8,600,000.

The Renewal Agreement provides for a term expiring on June 30, 2027 (the “Scheduled Expiration Date”). The Renewal Agreement includes provisions substantially similar to those in the current employment agreement relating to benefit plan participation, general role and responsibilities (with reference to his service with affiliated entities), severance payments and entitlements payable upon the Company’s involuntary termination of Mr. Dolan’s employment for any reason other than “cause” (as defined in the Renewal Agreement), or Mr. Dolan’s termination for “good reason” (as defined in the Renewal Agreement) and when cause does not then exist (in each case, occurring on or prior to the Scheduled Expiration Date), and payments and entitlements payable upon Mr. Dolan’s death or disability before the Scheduled Expiration Date. The Renewal Agreement permits Mr. Dolan to serve on outside boards under certain circumstances, and includes a sixty days prior written notice requirement if Mr. Dolan voluntarily resigns without good reason.

Consistent with the current employment agreement, the Renewal Agreement contains certain covenants by Mr. Dolan, including a noncompetition agreement that restricts Mr. Dolan’s ability to engage in competitive activities described in the Renewal Agreement until the first anniversary of a termination of his employment with the Company.

The description above is qualified in its entirety by reference to the Renewal Agreement, which is attached as Exhibit 10.1 hereto and incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated as of June 20, 2024, between Madison Square Garden Entertainment Corp. and James L. Dolan. †

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	This exhibit is a management contract or a compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2024	MADISON SQUARE GARDEN ENTERTAINMENT CORP.

	By:	/s/ Mark Cresitello
	Name:	Mark Cresitello
	Title:	Secretary